SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                             Current Report pursuant
                          to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


       Date of report (Date of earliest event reported) November 18, 1999


                      WORLDTALK COMMUNICATIONS CORPORATION
             (Exact name of registrant as specified in its charter)


                                    Delaware
                 (State or other jurisdiction of incorporation)


              000-27886                                       77-0303581
       (Commission file number)                           (I.R.S. Employer
                                                          Identification No.)


       5155 Old Ironsides Drive, Santa Clara, California        95054
            (Address of principal executive offices)           (Zip code)


                                 (408) 567-1500
              (Registrant's telephone number, including area code)


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Item 2: Acquisition or Disposition of Assets.

         (a) On November 18, 1999, Worldtalk Communications Corporation, a Delaware corporation ("Worldtalk"), Tumbleweed Communications Corp., a Delaware corporation ("Tumbleweed") and Keyhole Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of Tumbleweed ("Merger Sub"), entered into an Agreement and Plan of Merger (the "Merger Agreement"). Subject to the terms and conditions of the Merger Agreement, Merger Sub will be merged with and into Worldtalk (the "Merger"), with Worldtalk surviving the Merger and becoming a wholly-owned subsidiary of Tumbleweed.

         At the effective time of the Merger, each outstanding share of Worldtalk's Common Stock will be exchanged for 0.26 shares of Tumbleweed Common Stock. In addition, Tumbleweed will assume outstanding options to purchase Worldtalk Common Stock on the terms provided in the Merger Agreement. The transaction is intended to qualify as a tax-free reorganization and is intended to be accounted for as a pooling of interests. The Merger is subject to various conditions, including the approval of the Merger by Worldtalk's stockholders and, if required, approval of the issuance of Tumbleweed common stock in the Merger by Tumbleweed's stockholders.

         In connection with the execution of the Merger Agreement, Worldtalk and Tumbleweed entered into a Stock Option Agreement dated November 18, 1999, between Worldtalk and Tumbleweed (the "Option Agreement"), pursuant to which Worldtalk granted to Tumbleweed an option to purchase the number of shares of Common Stock equal to nineteen and nine-tenths percent (19.9%) of the total number of shares of Worldtalk Common Stock issued and outstanding as of the date of the Merger Agreement, which option is exercisable upon the occurrence of the events specified in the Option Agreement. Pursuant to the Option Agreement, Tumbleweed has the right, upon the occurrence of such events, to purchase such shares of Worldtalk Common Stock for $10.527 per share, subject to certain customary anti-dilution adjustments. Notwithstanding any other provisions of the Option Agreement, the Total Profit (as defined in the Option Agreement) that Tumbleweed may realize from the option, and pursuant to the termination fee under the Merger Agreement, may not exceed an amount equal to $6,000,000. Upon the occurrence of certain events specified in the Option Agreement, Tumbleweed may require Worldtalk to repurchase the option. In addition, the Option Agreement grants certain registration rights to Tumbleweed with respect to any shares of Worldtalk Common Stock acquired pursuant to the option.

         In connection with the execution of the Merger Agreement Tumbleweed and certain stockholders of Worldtalk holding 6,630,165 shares of Worldtalk Common Stock, representing approximately 46% of the outstanding shares of Worldtalk Common Stock, have entered into voting

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agreements,  substantially  in the form  attached  to this  Form 8-K as  Exhibit
2.1(A)  (the  "Worldtalk   Stockholders   Agreement").   Worldtalk  and  certain
stockholders of Tumbleweed holding 11,754,426 shares of Tumbleweed Common Stock, representing approximately 54% of the currently outstanding Tumbleweed Common Stock, have entered into voting agreements, substantially in the form attached to this Form 8-K as Exhibit 2.1(D) (the "Tumbleweed Stockholders Agreement"). Under each of these voting agreements, these stockholders agreed to vote their shares in favor of approval of the Merger and related matters. The Tumbleweed Stockholders Agreement and the Worldtalk Stockholders Agreement are both incorporated herein by reference.

         The foregoing descriptions are qualified in its entirety by reference to the full text of the Merger Agreement the Worldtalk Stockholder Agreement and the Tumbleweed Stockholder Agreement, including the exhibits thereto, which are filed herewith as exhibits and incorporated by reference herein.


Item 7: Financial Statements and Exhibits.

         (c)  Exhibits

         2.1 Agreement and Plan of Merger and Reorganization, dated as of November 18, 1999 by and among Worldtalk Communications Corporation, Tumbleweed Communications Corp. and Keyhole Acquisition Corp., a wholly-owned subsidiary of Tumbleweed, together with the following exhibits thereto

                  (A) Form of Voting Agreement, by and among Tumbleweed, Merger Sub and certain stockholders of Worldtalk.

                  (B)      Form of Noncompetition and Employment Agreement.

                  (C)      Form of Stock Option Agreement,  dated as of November
                           18,   1999,    between    Worldtalk    Communications
                           Corporation and Tumbleweed Communications Corp.

                  (D) Form of Voting Agreement, by and among Worldtalk and certain stockholders of Tumbleweed.

                  (F)      Form  of   Employee   Proprietary   Information   and
                           Inventions Agreement.

                  (G)      Form of Affiliate Agreement


         99.1     Press Release of Registrant, dated November 18, 1999

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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  November 30, 1999


                                      WORLDTALK COMMUNICATIONS CORPORATION


                                      By:  /s/ James Heisch
                                           -------------------------------------
                                           James Heisch
                                           President and Chief Financial Officer


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